UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)    October 29, 1998
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                                MBNA Corporation
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              (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                              19884
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)

Item 5.  Other Events


     On October 29, 1998, MBNA America Bank, N.A. ("MBNA America"), a wholly owned subsidiary of MBNA Corporation, completed the securitization of $750.0 million of five-year credit card asset backed securities. MBNA America transferred credit card receivables to MBNA Master Credit Card Trust II which issued Series 1998-J. The transaction had two classes of publicly traded securities (Class A and Class B), and a separate, privately placed, collateral invested amount.

     Series 1998-J consists of $660.0 million Class A (senior) fixed rate asset backed certificates and $45.0 million Class B (subordinate) fixed rate asset backed certificates. The privately placed, floating rate collateral invested amount was issued in the amount of $45.0 million and is subordinate to the Class A and Class B asset backed certificates. The 5.0 year 5.25% Class A certificates were priced at 99.793% to yield 5.357% or 120 basis points above the five-year Treasury note. The 5.0 year 5.65% Class B certificates were priced at 99.832% to yield 5.757% or 160 basis points above the five-year Treasury note. MBNA America retained ownership of the credit card accounts which generated the receivables and will act as servicing agent for Series 1998-J.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                       MBNA CORPORATION


Date: October 29, 1998                         By: /s/  M. Scot Kaufman
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                                                        M. Scot Kaufman
                                                   Executive Vice President
                                                  and Chief Financial Officer